EXHIBIT 99.2
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FBR ASSET INVESTMENT CORPORATION
CONDENSED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)


                                                                                Three months ended
                                                                                   September 30,

Revenue:                                                         2001                                   2000
                                                      -----------------------              -----------------------
 Interest income                                                    $  8,536                              $ 4,212
 Dividend income                                                       1,046                                1,382
                                                      -----------------------              -----------------------
                Total Revenue                                          9,582                                5,594
                                                      -----------------------              -----------------------

Expenses:
 Interest                                                              4,120                                2,821
 Management fees                                                         956                                  243
 Professional fees & other expenses                                      144                                  191
                                                      ----------------------               -----------------------
                Total Expenses                                         5,220                                3,255

                                                      -----------------------              -----------------------

            Net realized gains                                         1,282                                   57
                                                      -----------------------              -----------------------
            Net income                                              $  5,644                              $ 2,396
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Basic income per share                                              $   0.88                              $  0.58
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Diluted income per share                                            $   0.86                              $  0.58
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Basic weighted average shares outstanding                              6,408                                4,158
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Diluted weighted average shares outstanding                            6,547                                4,158
                                                      =======================              =======================


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